                                                                   EXHIBIT 10.14

================================================================================

                           THE BON-TON STORES, INC.


                   Long-Term Incentive Plan For Principals


                             ADMINISTRATIVE GUIDE


                                 MARCH 1, 1996

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

                           THE BON-TON STORES, INC.

                          LONG-TERM INCENTIVE PROGRAM

--------------------------------------------------------------------------------

                    SECTION                                              PAGE
---------------------------------------------                         ----------
1.   Introduction                                                     1

2.   Objectives                                                       2

3.   Overview                                                         3

4.   Stock Options                                                    4

5.   Performance Awards                                               5

6.   Grant Size Determination and Potential Award Value               7

7.   Termination Provisions                                           9

8.   Change-in-Control Provisions                                     10

9.   Administration                                                   11

10.  Illustrations                                                    12

Appendix

     Plan and Agreements

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                                1. INTRODUCTION
================================================================================


The Bon-Ton's compensation program for the principals of the Company has four components:

1. BASE SALARY, which provides a competitive rate of fixed pay reflecting the market value of the executive's expertise, function, and contribution to the Company.


2. ANNUAL BONUS, which provides a reward for achieving key one-year operating and financial objectives related to the growth and profitability of the Company.


3. DEFERRED COMPENSATION, which allows principals to elect to defer part of base salary and bonus to accumulate capital to supplement the Company's retirement program and/or to support intermediate financial needs. This program provides flexibility to accommodate personal financial considerations, which can vary by individual and for the same individual over time, based on age and other factors.

4. LONG-TERM INCENTIVE, which provides a reward for achieving key long-term financial objectives related to increases in shareholder value. Like the deferred compensation plan, this plan is intended to allow principals to accumulate capital to supplement the Company's retirement program and/or to support intermediate financial needs, with flexibility to accommodate various personal financial considerations.

The purpose of this guide is to describe the fourth component of the pay package: Long-Term Incentive Plan for Principals. The guide outlines the plan's objectives, incentive vehicles, links to Company performance, mechanics, and illustrations of how it works. Any questions may be directed to the Chief Financial Officer.

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                                 2. OBJECTIVES
================================================================================


The long-term incentive component of the principals' pay program is intended to work in tandem with the other three components of the pay program to achieve the following objectives:

 .    To provide a competitive component of executive income linked to the increase in the Company's shareholder value.

 .    To focus and reward executives for stock price appreciation.

 .    To focus and reward executives for achieving long-term performance objectives.

 .    To provide executives with a capital accumulation opportunity that is consistent with their individual attitudes toward risk and the stock market and their personal considerations regarding their investment portfolios.

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                                  3. OVERVIEW
================================================================================

The Long-Term Incentive Plan comprises two vehicles: stock options and performance awards. Both stock options and performance awards are granted annually.

The stock option grants are similar to those that have been made historically. They are explained in Section 4 of this guide. The performance award component offers three incentive vehicles from which participants chose one each year: performance units, performance shares, and performance stock options (in addition to the stock option component). The performance awards vest at the end of a three-year performance cycle to the extent a specified performance goal is achieved. Performance awards are described in detail in Section 5.

As explained in detail in Section 6, the size of the grants is determined as follows:

 .    Target present value of the long-term opportunity is established for each principal based on target compensation mix and competitive practice.

 .    Target present value is divided in two portions, one for stock options and one for performance awards.

 .    For stock options: target present value for the stock option component is divided by the present value of one option to determine the number of stock options. For performance awards: target present value for the performance award component is divided by the present value of the award vehicle selected.

===============================================================================
                               4. STOCK OPTIONS
===============================================================================

Stock options granted under the Long-Term Incentive Plan will operate according to the terms and conditions set forth in the Amended and Restated 1991 Stock Option and Restricted Stock Plan (contained in the Appendix of this guide). Each grant of stock options will be evidenced by an Option Document, which sets forth the terms and conditions of each grant.

Incentive Stock Options (ISOs) will be granted to the extent possible under prevailing tax laws, unless otherwise decided by the Compensation Committee. The remainder of the stock option grants will be nonqualified stock options.

The term of the stock options, which will be specified in the Option Document, will generally be ten years. The options will have a vesting schedule in the Option Document which prescribes when and under what conditions the options become exercisable. Generally, the options will become exercisable in four equal annual installments beginning one year after the date of grant, though this vesting schedule may vary from grant to grant. The options remain exercisable until the end of their term, or earlier in the case of termination of employment (as explained in Section 8). They may become exercisable earlier in the event of a change of control (as explained in Section 9).

The exercise price of the options is the Fair Market Value of the shares at the time the option is granted, which is deemed to be the last reported sale price on the grant date.

===============================================================================
                             5. PERFORMANCE AWARDS
===============================================================================

Each year performance awards are granted with a new three-year performance cycle.

At the outset of each performance cycle, the participant selects one of three awards which will be granted for that three-year cycle. The award selected may be the same as or different than the award selected for other performance cycles.

The three award vehicles are as follows:

1.   Performance Units

     A performance unit is a unit whose value equals the price of a share of The Bon-Ton Stock on the date of grant that is granted to the participant at the beginning of the performance cycle and earned at the end of the performance cycle if the performance goals set for the cycle are met. The value of the Unit remains fixed throughout the performance cycle. At the end of the cycle, the value of the Units that are earned is paid to the participant in cash. If the Units are not earned, there is no payout.

2.   Performance Shares

     A performance share is a share of The Bon-Ton Stock that is granted to the participant at the beginning of the performance cycle and earned at the end of the cycle if the performance goals set for the cycle are met. The value of the Share fluctuates throughout the performance cycle with the price of The Bon-Ton Stock. The Shares have a forfeiture restriction until the end of the cycle. If the Shares are earned, the restriction lapses; if the Shares are not earned, the shares are forfeited.

3.   Performance Stock Options

     A performance stock option is a nonqualified stock option to buy a share of The Bon-Ton stock at the price on the date of grant that is granted to the participant at the beginning of the performance cycle and earned at the end of the performance cycle if the performance goals set for the cycle are met. The value of the options is zero when granted and fluctuates throughout the performance cycle with the appreciation in the share price. The options have a forfeiture restriction until the end of the performance cycle. If they are earned, the restriction lapses; if they are not earned, they are forfeited.

All awards are earned at the end of the three-year performance cycle if the performance goal(s) set for the cycle are achieved. If the goal(s) are met or exceeded, 100% of the awards are earned. If the goal(s) are not achieved, all awards are forfeited. However, if the goal(s) are not achieved, the Compensation Committee has the authority to extend the performance cycle by one or two years, at the end of which time actual performance over the extended
cycle will be measured against the original goals set for the cycle.   If the
goals are met or exceeded over the extended performance cycle, 50% of the awards are earned and 50% are forfeited. If the goals are not achieved, all awards are forfeited.

A new three-year performance cycle begins each year. Performance measures and goals are established at the beginning of each cycle. One or more performance measures may be used for a cycle. The performance goals may be expressed as an absolute dollar or percentage amount or as a percentile ranking against as defined peer group. For a particular performance cycle, both the performance measures and goals set for each measure may be the same or different than the measures and goals set for other performance cycles. The performance measures will be indicators of long-term shareholder value, such as Return on Shareholder Equity (ROE), Economic Value Added (EVA), or Total Shareholder Return (stock price appreciation plus dividends).

================================================================================
             6. GRANT SIZE DETERMINATION AND POTENTIAL AWARD VALUE
================================================================================


A specified percent is applied to the participant's base salary to determine the target present value of the long-term incentive opportunity. The percentage to be applied may or may not be the same for each participant and may or may not be the same each year. Generally, though, the percent will be the same for all participants and will be the same year to year (around 25%).

The target present value of long-term incentive opportunity for each participant is divided between stock options and performance awards. The balance between the two may or may not be the same for each participant and may or may not be the same each year. Generally, the split will be half stock options, half performance awards for all participants each year.

To determine the number of options in the stock option grant, the portion of the present value of the long-term incentive opportunity assigned to stock options is divided by the present value of one stock option.

The present value of one stock option is calculated as follows:

     Share price on the grant date (i.e., exercise price) projected three years based on the assumed compound annual growth rate for the cycle minus the share price on the grant date equals the gain in one stock option at the end of three years. The gain is discounted back three years based on the assumed interest rate for the cycle to determine the present value of the stock option.

To determine the size of the performance award grant, the portion of the present value of the long-term incentive opportunity assigned to performance awards is divided by the present value of the performance award selected by the participant.

The present value of one performance unit is determined as follows:

     Share price on grant date, which is the amount that will be paid out at the end of the three-year performance cycle, is discounted back three years based on the assumed interest rate for the cycle to determine the present value of one Unit.

The present value of one performance share is determined as follows:

     Share price on grant date projected three years based on the assumed compound annual growth rate for the cycle is the value of one Share at the end of the three-year cycle. The value is discounted back three years based on the assumed interest rate for the cycle to determine the present value of one Share.

The present value of one performance stock option is determined as described above for stock options.

The grants determined for the three award vehicles will all have the same present value on the grant date. Performance shares have the highest present value per share, so there will be fewer of them in the grant than either units or options. Performance stock options have the lowest present value per option, so there will be more of them in the grant than either shares or units.

The actual value at the end of the performance cycle is fixed for the Units but is variable (dependent on share price) for the Shares and Options. The least leveraged/lowest risk award vehicle is the performance unit, since the value is fixed on the date of grant. The most leveraged/highest risk award vehicle is the performance stock options since the Option could be underwater, i.e., with no value, when it is earned (though the participant could hold it seven years until the end of the option term). The middle award vehicle is the performance share whose value when earned could be higher or lower than its initial value when granted (and the participant could hold it indefinitely).

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                           7. TERMINATION PROVISIONS
================================================================================


A participant who leaves the Company for any reason other than death, disability, or normal retirement as agreed between the participant and the Company forfeits all unvested stock options and unearned performance awards. The participant has ninety days from the termination date to exercise vested stock options.

If a participant dies or becomes disabled, all unvested options vest and unearned performance awards are paid out. The participant or beneficiary may exercise the options within one year of the date of death/disability.

In the event of a normal retirement as agreed between the participant and the Company, the participant may hold unvested stock options until they vest and then has one year from the date of vesting to exercise them. The retiree may exercise options that are vested on the retirement date within one year of retirement. Performance awards are partially earned and paid out on the retirement date to the extent the Compensation Committee deems the performance goals have been met and the portion of the performance cycle that has elapsed.

Notwithstanding these general guidelines, the Committee designated by the Board of Directors to administer the plan may extend the period following termination during which an option may be exercised but not beyond the end of the option term.

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                        8. CHANGE-IN-CONTROL PROVISIONS
================================================================================

In the event of Change of Control as defined in the Amended and Restated 1991 Stock Option and Restricted Stock Plan, all unvested stock options vest immediately. Unearned performance awards are earned based on the price of the stock in the sale of the Company and as if the performance cycle had ended and all performance goals had been met.

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                               9. ADMINISTRATION
================================================================================


The Plan will be administered by the Committee of the Board of Directors designated to administer the Amended and Restated 1991 Stock Option and Restricted Stock Plan. The Committee will have the authority to approve the participants, grants, vesting, performance measures and goals, and other administrative matters.

The Chief Executive Officer will recommend to the Committee who should participate, the size of incentive opportunities, and the balance between stock options and performance awards. The Chief Financial Officer will provide input regarding the performance measures and goals as well as assumptions required to calculate the present value of stock options and performance awards, to ensure that the Plan is consistent with the Company's long-term financial plans and budgets.

The Committee will approve the earn-out of all performance awards based on their assessment of the Company's performance against the performance goal(s).

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                               10. ILLUSTRATIONS
================================================================================

ASSUMPTIONS
-----------

Long-term incentive opportunity as a percent of base salary is 25%.

Split between stock options and performance awards is 50%/50%.

Salaries of the three participants are:

     Participant A: $400,000
     Participant B: $360,000
     Participant C: $300,000

Performance award selections are:

     Participant A: performance units
     Participant B: performance shares
     Participant C: performance stock options

Share price on grant date is $6.

Expected annual stock price growth rate is 8%. Discount factor is 6%.

Performance goal is 3-year ROE of 14.0%.

PARTICIPANTS' GRANTS
--------------------

Based on the above assumptions, the present value of each award vehicle and the grant sizes for each participant are calculated as follows:

                                                        ($000)
===================================================================================================================
                                    LTI OPPORTUNITY                       PV                        GRANT
                              -------------------------------------------------------------------------------------
                                        STOCK     PERFORMANCE     STOCK     PERFORMANCE      STOCK     PERFORMANCE
PARTICIPANT    SALARY         TOTAL    OPTIONS      AWARDS        OPTION       AWARD        OPTIONS       AWARDS
-------------------------------------------------------------------------------------------------------------------
   A           $400           $100     $50.0        $50.0        $  1.31      $5.04         38,200       9,900
-------------------------------------------------------------------------------------------------------------------
   B            360             90      45.0         45.0           1.31       6.35         34,350       7,100
-------------------------------------------------------------------------------------------------------------------
   C            300             75      37.5         37.5           1.31       1.31         28,625      28,625
===================================================================================================================

AWARD VALUE
-----------

Assume that actual share price doubles and at the end of performance cycle is $12 and that 3-year average ROE is 14.5%, resulting in an earn-out of the performance awards. The Value of each participant's awards is as follows:

================================================================================
                                                VALUE OF
                   -------------------------------------------------------------
   PARTICIPANT         STOCK OPTIONS         PERFORMANCE AWARDS      TOTAL
--------------------------------------------------------------------------------
       A                  $229,200                $ 59,400          $288,600
--------------------------------------------------------------------------------
       B                  $206,100                $ 85,200          $291,300
--------------------------------------------------------------------------------
       C                  $171,750                $171,750          $343,500
================================================================================

Participant C, whose target long-term income is the lowest, ends up with the largest value, because the options are the largest beneficiary of the doubling in stock price. Conversely, Participant A, whose target incentive is the highest, realizes the lowest income because the performance units do not benefit at all from the doubled stock price.

Now assume that actual share price at the end of the cycle is $7 and 3-year average ROE is 14.5%.

================================================================================
                                                VALUE OF
                   -------------------------------------------------------------
   PARTICIPANT         STOCK OPTIONS         PERFORMANCE AWARDS      TOTAL
--------------------------------------------------------------------------------
       A                  $38,200                $59,400            $97,600
--------------------------------------------------------------------------------
       B                  $34,350                $49,700            $84,050
--------------------------------------------------------------------------------
       C                  $28,625                $28,625            $57,250
================================================================================

In this scenario, the participants earn much less than in the first example, because the stock price hardly moved even though ROE was achieved. Note that the participant who experiences the largest decline is C. A's decline is only in the value of the stock option component; the value of the performance award is the same in both scenarios because the value of performance units (A's choice) is independent of stock price.